UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2021 (September 22, 2021)

TERRA INCOME FUND 6, INC. (Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	814-01136 (Commission File Number)	46-2865244 (I.R.S. Employer Identification No.)

550 Fifth Avenue, 6th Floor New York, New York 10036 (Address of principal executive offices, including zip code)

(212) 753-5100 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
7.00% Notes due 2026	TFSA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 18, 2021, the board of directors (the “Board”) of Terra Income Fund 6, Inc. (the “Company”), including a majority of the members of the Board who are not “interested persons,” as defined by Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Non-Interested Directors”), voted unanimously to approve a new investment advisory and administrative services agreement between the Company and Terra Income Advisors, LLC (the “Adviser”), the terms and conditions of which are identical in all material respects to those of the existing investment advisory and administrative services agreement between the Company and the Adviser, dated April 30, 2019 and as renewed by the Board from time to time.

On September 22, 2021, the Company and the Adviser entered into the New Advisory Agreement, which was approved by the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”), as discussed below.

The foregoing summary of the terms of the New Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the New Advisory Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 23, 2021, the Annual Meeting was convened and adjourned to permit additional time to solicit stockholder votes. The Annual Meeting was reconvened on September 22, 2021. Stockholders of record at the close of business on June 15, 2021 (the “Record Date”), were entitled to vote at the reconvened Annual Meeting. As of the Record Date, there were 8,438,889 shares of common stock outstanding and entitled to vote. Holders of 6,265,440 shares of common stock were present at the reconvened Annual Meeting, either in person or by proxy, representing 74.24% of the Company’s outstanding common stock.

The purpose of the reconvened Annual Meeting was to consider and vote upon the following proposals:

1.	The approval of the New Advisory Agreement between the Company and the Advisor, to take effect as soon as practicable following the Annual Meeting.

2.	The election of four members of the Board:

•	Adrienne M. Everett, a nominee for Class I director, who has been nominated for election for a term expiring at the 2022 annual meeting of stockholders and upon the election and qualification of her successor. Ms. Everett is being elected to replace Jeffrey M. Altman, who is not standing for re-election;

•	Gaurav Misra, a nominee for Class II director, who has been nominated for election for a term expiring at the 2023 annual meeting of stockholders and upon the election and qualification of his successor. Mr. Misra is being elected to replace Robert E. Marks, who is not standing for re-election;

•	Vikram S. Uppal, a nominee for Class II director, who has been nominated for election for a term expiring at the 2023 annual meeting of stockholders and upon the election and qualification of his successor; and

•	Spencer E. Goldenberg, a nominee for Class III director, who has been nominated for election for a term expiring at the 2024 annual meeting of stockholders and upon the election and qualification of his successor.

3.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

At the reconvened Annual Meeting, the stockholders approved the New Advisory Agreement, elected each of the nominated directors, and ratified the appointment of KPMG. The votes cast with respect to each proposal were as follows:

	VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTE
Proposal No. 1: Approval of Advisory Agreement	4,426,768	245,128	293,944	1,299,600

	VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTE
Proposal No. 2: Election of Four Board Members
Election of Adrienne M. Everett	5,890,433	0	375,007	0
Election of Gaurav Misra	5,860,087	0	405,353	0
Election of Vikram S. Uppal	5,823,676	0	441,764	0
Election of Spencer E. Goldenberg	5,852,654	0	412,786	0

	VOTES FOR	VOTES AGAINST	ABSTAIN	BROKER NON-VOTE
Proposal No. 3: Ratification of KPMG Appointment	5,964,741	118,932	181,767	0

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1	Investment Advisory and Administrative Services Agreement, dated as of September 22, 2021, by and between Terra Income Fund 6, Inc. and Terra Income Advisors, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA INCOME FUND 6, INC.
Date:	September 23, 2021	By:	/s/ Gregory M. Pinkus
Gregory M. Pinkus
Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary